Exhibit 5.1

1100 Louisiana Street, Suite 3300

Houston, TX 77002

+1.713.354.4900

February 12, 2020

American National Group, Inc.

One Moody Plaza

Galveston, Texas 77550-7999

American National Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to American National Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (including the proxy statement/prospectus forming a part thereof) (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of 26,887,200 shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company pursuant to an Agreement and Plan of Merger, dated as of February 11, 2020 (the “Merger Agreement”), by and among the Company, American National Insurance Company, a Texas insurance company (“ANICO”), and AN MergerCo, Inc., a Texas corporation and direct wholly-owned subsidiary of the Company (“MergerCo”), in which MergerCo will merge with and into ANICO, with ANICO surviving as a wholly-owned subsidiary of the Company (the “Reorganization”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a)

The form of Amended and Restated Certificate of Incorporation of the Company to be effective upon the Reorganization, filed as Exhibit 3.1 to the Registration Statement, that we assume will be the certificate of incorporation of the Company prior to proposed issuance.

(b)

The form of Amended and Restated Bylaws of the Company to be effective upon the Reorganization, filed as Exhibit 3.2 to the Registration Statement, that we assume will be the bylaws of the Company prior to the proposed issuance.

(c)	The resolutions of the Board of Directors of the Company, adopted on February 11, 2020, relating to the Merger Agreement, the filing of the Registration Statement and the issuance of the Shares.

(d)	The Merger Agreement filed as Exhibit 2.1 to the Registration Statement.

(e)	The Registration Statement.

(f)

Such other documents and records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary or appropriate for purposes of the opinion expressed below.

February 12, 2020

In our review of the Documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The legal capacity of natural persons.

(c)	The authenticity of the originals of the documents submitted to us.

(d)	The conformity to authentic originals of any documents submitted to us as copies.

(e)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions. We have also assumed that prior to the issuance of any of the Shares pursuant to the Merger Agreement, the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are or will be, upon issuance, legally authorized and, when the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the DGCL and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Validity of Shares.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP